UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  August 16, 2010

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On August 16, 2010, FairPoint Communications, Inc. (the “Company”) filed a motion (the “Motion”) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) relating to David Hauser’s contemplated resignation as the Company’s Chairman of the Board of Directors (the “Board”), Chief Executive Officer and as a member of the Board in exchange for being retained by the Company as a consultant.  The proposed consulting agreement between Mr. Hauser and the Company, which was filed as an exhibit to the Motion, must be approved by the Bankruptcy Court before it becomes effective.  As of the date hereof, Mr. Hauser has not resigned as the Company’s Chairman and Chief Executive Officer.

The Motion also contemplates that the Company will appoint Paul H. Sunu as its Chief Executive Officer if Mr. Hauser resigns.  A proposed employment agreement between Mr. Sunu and the Company, which was filed as an exhibit to the Motion, must also be approved by the Bankruptcy Court before it becomes effective.

Additional information regarding the Motion is available at www.fprestructuring.com under the “Court Filings” link.

On August 16, 2010, the Company issued a press release entitled “FairPoint Communications Files Motion Seeking U.S. Bankruptcy Court Approval of Paul H. Sunu as New Chief Executive Officer.”  A copy of the press release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:		/s/ Shirley J. Linn
		Name:	Shirley J. Linn
		Title:	Executive Vice President,
General Counsel and Secretary

Date: August 16, 2010